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                                                                    Exhibit 21.1

                        SOUTHERN PERU COPPER CORPORATION

                                  Subsidiaries

                            (More than 50% ownership)

                                                                   Percentage of
                                                                      voting
                                                                    securities
                                                                       owned
                                                                  Or other bases
                   Name of Company                                  of control
                   ---------------                                  ----------

PARENT: Southern Peru Holdings Corporation (Delaware)

Registrant: Southern Peru Copper Corporation (Delaware)

      Los Tolmos S.A.(Peru)                                            99.99
      Logistics Services Incorporated (Delaware)                       100.0
             LSI-Peru, S.A. (Peru)                                     98.18
      Multimines Insurance Company, Ltd. (Bermuda)                     100.0

Not included in this listing are subsidiaries which in the aggregate would not constitute a significant subsidiary.